Exhibit 10.44

Name:	[—]
Number of Restricted Share Units	[—]
Grant Date:	[—]
Vesting Start Date:	[—]

FORM OF

RESTRICTED SHARE UNIT AWARD

granted under Appendix B/Appendix C to the

Oxford Immunotec Global PLC

2013 Share Incentive Plan

Pursuant to Appendix B/Appendix C of the Oxford Immunotec Global PLC 2013 Share Incentive Plan as amended through the date hereof (the “Plan”), Oxford Immunotec Global PLC (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above. Each Restricted Share Unit shall relate to one ordinary share of the Company ("Ordinary Share").

1.         Grant.     On the date set forth above (the “Grant Date”), the Company granted to the Grantee the number of Share Units reflected above, on the terms provided herein and in the Plan.

2.         Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the plan.

3.         Vesting of Restricted Share Units. Unless earlier terminated, forfeited, relinquished, and subject to the Grantee’s continued employment through each vesting date, the Award shall vest on the Vesting Date or Dates specified in the following schedule.

Percentage of Restricted Share Units Vested	Vesting Date

40% of Total Restricted Share Units	2nd anniversary of Vesting Start Date
30% of Total Restricted Share Units	3rd anniversary of Vesting Start Date
30% of Total Restricted Share Units	4th anniversary of Vesting Start Date

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

(a).          Effect of a Change in Control. Upon the occurrence of a Change in Control (as defined below), subject to the Grantee’s continuous employment or service from the Grant Date through the date of the Change in Control, the Award shall vest as to an additional number of shares equal to that number of Award Shares that would have vested under Section 3 of this Agreement over the next 24 months following the Change in Control.

RSU Award – Officer

[Name of Grantee]

(b).          Definition of Change in Control. For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(i).     an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the transaction or transactions which resulted in the person becoming such a beneficial owner were approved by a majority of the directors on the Board;

(ii).     the consummation of a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 40% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or (C) a merger or consolidation after which individuals who were directors on the Board immediately prior to such merger or consolidation constitute at least a majority of the board of directors of the Company or its successor (or any parent thereof) immediately after such merger or consolidation;

(iii).     if, during any period of two consecutive years (not including any period prior to the date the Plan was initially adopted), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

RSU Award – Officer

[Name of Grantee]

(iv).     the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.            Termination of Employment. If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 3 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units.

5.            Issuance of Ordinary Shares. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee Ordinary shares equal to the aggregate number of Restricted Share Units that have vested pursuant to Paragraph 3 of this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Ordinary Shares.

6.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 4 and 6.6 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.            Tax Withholding.   The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from Ordinary Shares to be issued to the Grantee a number of Ordinary Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

8.            Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

9.            No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

RSU Award – Officer

[Name of Grantee]

10.         Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.         Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Oxford Immunotec Global PLC

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

RSU Award – Officer

[Name of Grantee]

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